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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 1, 2007

                         VNUS Medical Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                    000-50988                94-3216535
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(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
      of incorporation)                                   Identification Number)

                               5799 Fontanoso Way
                           San Jose, California 95138
                                 (408) 360-7200
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  (Address of principal executive offices including zip code and registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      On October 1, 2007, VNUS Medical Technologies, Inc. (the "Company") entered into an indemnity agreement with each of Peter Osborne, the Company's Interim Chief Financial Officer (see Item 5.02 below), Scott Murcray, the Company's Interim Principal Accounting Officer and Corporate Controller (see
Item 5.02 below) and Ms. Cindee Van Vleck, the Company's Director of Human Resources.

      The indemnity agreements generally provide for the indemnity of the indemnitee and the advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred in various legal proceedings in which they may be involved by reason of their service as an officer of the Company. This description of the indemnity agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnity agreement, a copy of which is filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On October 1, 2007, the Board of Directors of the Company appointed Peter Osborne to serve as Interim Chief Financial Officer of the Company effective immediately. Mr. Osborne, age 50, has been a consultant with the Company since April 2007, assisting the Company with various accounting projects.


      Since February 2007, Mr. Osborne has been and will continue to be an independent consultant, providing senior level financial consulting services. Prior to becoming an independent consultant, Mr. Osborne was employed in a senior level financial position with Mercury Interactive from October 2005 to February 2007. From September 2003 to September 2005, Mr. Osborne was an independent consultant, providing senior level financial consulting services, including interim Chief Financial Officer services, to a number of companies, including Sanmina-SCI, Optillion AB and Neapolitan Networks. Mr. Osborne was employed as the Chief Financial Officer of WorldChain, Inc. from September 2000 to February 2003. From 1981 until September 2000, Mr. Osborne served in various positions at Deloitte & Touche LLP, including as a partner from 1996.

      Mr. Osborne has been a consultant to the Company since April 2007 pursuant to a Consulting Agreement, dated as of April 2, 2007 (the "Agreement"). Under the terms of the Agreement, Mr. Osborne is paid an hourly fee of $250 for his consulting services. Mr. Osborne is not eligible for any employee benefits, any stock or equity based compensation or bonus payments, or any severance payments or benefits from the Company. Either the Company or Mr. Osborne may terminate the Agreement with 10 days' written notice. As of October 1, 2007, the Company has paid Mr. Osborne approximately $33,000 under the Agreement.

      Mr. Osborne will serve as Interim Chief Financial Officer of the Company until his successor is appointed or until his resignation or the termination of the Agreement by either party. The Company is currently undertaking a search to find a new permanent Chief Financial Officer.

      On October 1, 2007, the Board of Directors of the Company appointed Scott Murcray, age 36, to serve as Interim Principal Accounting Officer. Mr. Murcray joined the Company in June 2007 as Corporate Controller. Mr. Murcray is a certified public accountant in the State of California. Prior to joining the Company, Mr. Murcray served as Director of Finance at Atrenta Inc. from October 2004 to June 2007. From July 2004 through October 2004, Mr. Murcray was employed by Juniper Networks, Inc. as Worldwide Revenue Manager. From February 2000 through July 2004, Mr. Murcray was employed by ePeople, Inc. as the Director of Finance and Operations. From September 1994 to February 2000, Mr. Murcray served in various positions at Arthur Andersen LLP, including as a manager in their assurance practice from 1998. Mr. Murcray will serve in the appointed position until his resignation or until his successor is appointed.

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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007

                                       VNUS MEDICAL TECHNOLOGIES, INC.


                                       By: /s/ Brian Farley
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                                           Name:  Brian Farley
                                           Title: Chief Executive Officer,
                                                  President and Executive
                                                  Director